EXHIBIT 24(b) 9(d)

                     Investment Company Services Agreement

     This Agreement, dated as of the 31st day of December, 1997, made by and
                                     ----        --------
between The Stratton Funds, Inc., (the "Company"), a corporation operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Maryland and FPS Services, Inc. ("FPS"), a corporation duly organized under the laws of the State of Delaware (collectively, the "Parties").

                                Witnesseth That:

     Whereas, the Company is authorized by its Articles of Incorporation to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Parties; and

     Whereas, the Parties desire to enter into an agreement whereby FPS will provide the services to the Company as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

     Now Therefore, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                               General Provisions

     Section 1.  Appointment.  The Company hereby appoints FPS as servicing
     ----------  -----------
agent and FPS hereby accepts such appointment. In order that FPS may perform its duties under the terms of this Agreement, the Board of Directors of the Company shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Company to cooperate fully with FPS and, upon request of FPS, to provide such information, documents and advice relating to the Company which FPS requires to execute its responsibilities hereunder. In connection with its duties, FPS shall be entitled to rely, and will be held harmless by the Company when acting in reasonable reliance, upon any instruction, advice or document relating to the Company as provided to FPS by any of the aforementioned persons on behalf of the Company. All fees charged by any such persons acting on behalf of the Company will be deemed an expense of the Company.

  Any services performed by FPS under this Agreement will conform to the requirements of:

  (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

  (b) any other applicable provision of state and federal law;

  (c) the provisions of the Articles of Incorporation and the By-Laws as amended from time to time and delivered to FPS;

  (d) any policies and determinations of the Board of Directors of the Company which are communicated to FPS; and

  (e) the policies of the Company as reflected in the Company's registration statement as filed with the U.S. Securities and Exchange Commission.

     Nothing in this Agreement will prevent FPS or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Company may be different than those supplied to other persons, firms or corporations, FPS will provide the Company equitable treatment in supplying services. The Company recognizes that it will not receive preferential treatment from FPS as compared with the treatment provided to other FPS clients.

     Section 2.  Duties and Obligations of FPS.
     ----------  -----------------------------
     Subject to the provisions of this Agreement, FPS will provide to the Company the specific services as set forth in Schedule "A" attached hereto.

     Section 3.  Definitions.  For purposes of this Agreement:
     ----------  -----------

     "Certificate" will mean any notice, instruction, or other instrument in
      -----------
writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Company by any two of its designated officers, and the term Certificate shall also include instructions communicated to the custodian by FPS.

     "Custodian" will refer to that agent which provides safekeeping of the
      ---------
assets of the Company.

     "Instructions" will mean communications containing instructions transmitted
      ------------
by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

     "Oral Instruction" will mean an authorization, instruction, approval, item
      ----------------
or set of data, or information of any kind transmitted to FPS in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to FPS to be a person or persons so authorized by a resolution of the Board of Directors of the Company to give Oral Instructions to FPS on behalf of the Company.

     "Shareholders" will mean the registered owners of the shares of the Company
      ------------
in accordance with the share registry records maintained by FPS for the Company.

     "Shares" will mean the issued and outstanding shares of the Company.
      ------

     "Signature Guarantee" will mean the guarantee of signatures by an "eligible
      -------------------
guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

     "Written Instruction" will mean an authorization, instruction, approval,
      -------------------
item or set of data or information of any kind transmitted to FPS in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to FPS to be the signature of a person or persons so authorized by a resolution of the Board of Directors of the Company, or so identified by the Company to give Written Instructions to FPS on behalf of the Company.

     Concerning Oral and Written Instructions For all purposes under this
     ----------------------------------------
     Agreement, FPS is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Company or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered. In cases where FPS receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Company's records, the Company shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

     FPS shall be entitled to rely on the first Instruction received. For any act or omission undertaken by FPS in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Company, provided however, that in the event a Written or Oral Instruction received by FPS is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, FPS shall act upon such subsequent Written or Oral Instruction. The sole obligation of FPS with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Company. The Company shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires FPS to act, the Company shall give FPS specific Written Instruction as to the action required.

     The Company will file with FPS a certified copy of each resolution of the Company's Board of Directors authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

     Section 4.  Indemnification.
     ----------  ---------------
     (a) FPS, its directors, officers, employees, shareholders, and agents will be liable for any loss suffered by the Company resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement.

     (b) Any director, officer, employee, shareholder or agent of FPS, who may be or become an officer, director, employee or agent of the Company, will be deemed, when rendering services to the Company, or acting on any business of the Company (other than services or business in connection with FPS' duties hereunder), to be rendering such services to or acting solely for the Company and not as a director, officer, employee, shareholder or agent of, or under the control or direction of FPS even though such person may be receiving compensation from FPS.

     (c) The Company agrees to indemnify and hold FPS harmless, together with its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which FPS may sustain or incur or which may be asserted against FPS by any person by reason of, or as a result of:

          (i) any action taken or omitted to be taken by FPS except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement; or

          (ii) any action taken or omitted to be taken by FPS in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by FPS to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Company, or upon the written opinion of legal counsel for the Company or FPS; or

          (iii) the offer or sale of shares of the Company to any person, natural or otherwise, which is in violation of any state or federal law.

     If a claim is made against FPS as to which FPS may seek indemnity under this Section, FPS will notify the Company promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Company promptly of any action commenced against FPS within ten (10) days after FPS has been served with a summons or other legal process. Failure to notify the Company will not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section so long as the Company has not been prejudiced in any material respect by such failure.

     The Company and FPS will cooperate in the control of the defense of any action, suit or proceeding in which FPS is involved and for which indemnity is being provided by the Company to FPS. The Company may negotiate the settlement of any action, suit or proceeding subject to FPS' approval, which will not be unreasonably withheld. FPS reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by FPS in connection with, or as a result of such participation, will be borne solely by the Company if:

          (i) FPS has received an opinion of counsel from counsel to the Company stating that the use of counsel to the Company by FPS would present an impermissible conflict of interest;

          (ii) the defendants in, or targets of, any such action or proceeding include both FPS and the Company, and legal counsel to FPS has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Company or which may be adverse to or inconsistent with defenses available to the Company (in which case the Company will not have the right to direct the defense of such action on behalf of FPS); or

          (iii) the Company authorize FPS to employ separate counsel at the expense of the Company.

     (d) The terms of this Section will survive the termination of this Agreement.

     Section 5.  Representations and Warranties.
     ---------   ------------------------------

     (a)  FPS represents and warrants that:

          (i) it is a corporation duly organized and existing and in good standing under the laws of Delaware;

          (ii) it is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

          (iii) all requisite corporate proceedings have been taken to authorize FPS to enter into and perform this Agreement;

          (iv) it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

          (v) no legal or administrative proceeding have been instituted or threatened which would impair FPS' ability to perform its duties and obligations under this Agreement;

          (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of FPS or any law or regulation applicable to it;

          (vii) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act;

          (viii) this Agreement has been duly authorized by FPS and, when executed and delivered, will constitute valid, legal and binding obligation of FPS, enforceable in accordance with its terms.

     (b)  The Company represents and warrants that:

          (i) it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

          (ii) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

          (iii) all requisite proceedings have been taken to authorize the Company to enter into and perform this Agreement;

          (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Company's ability to perform its duties and obligations under this Agreement;

          (v) the Company's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Company, or any law or regulation applicable to either;

          (vi) this Agreement has been duly authorized by the Company and, when executed and delivered, will constitute valid, legal and binding obligation of the Company, enforceable in accordance with its terms.

     (c)  Record Keeping and Other Information

     FPS will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Company and will be available during regular business hours for inspection, copying and use by the Company. Where applicable, such records will be maintained by FPS for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, FPS will deliver all such records to the Company or such person as the Company may designate.

     In case of any request or demand for the inspection of the Share records of the Company, FPS shall notify the Company and secure instructions as to permitting or refusing such inspection. FPS may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

       Section 6.  Compensation.  The Company agrees to pay FPS compensation for
       ----------  ------------
its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt of an invoice therefor, FPS is authorized to collect such fees by debiting the Company's custody account. In addition, the Company agrees to reimburse FPS for any out-of-pocket expenses paid by FPS on behalf of the Company within ten (10) calendar days of the Company's receipt of an invoice therefor.

     For the purpose of determining fees payable to FPS, the value of the Company's net assets will be computed at the times and in the manner specified in the Company's Prospectus and Statement of Additional Information then in effect.

     During the term of this Agreement, should the Company seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by the Parties.

     In the event that the Company is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Company), this Agreement may be terminated upon thirty (30) days' written notice to the Company by FPS. The Company must notify FPS in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

     Section 7.  Days of Operation.  Nothing contained in this Agreement is
     ----------  -----------------
intended to or will require FPS, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, FPS will compute the net asset value of the Company on each day required pursuant to Rule 22c-1 promulgated under the Act.

     Section 8.  Acts of God, etc.  FPS will not be liable or responsible for
     ----------  -----------------
delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

     In the event of equipment failures beyond FPS' control, FPS will, at no additional expense to the Company, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by FPS. FPS has entered into and maintains in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     Section 9.  Inspection and Ownership of Records.  In the event of a request
     ----------  -----------------------------------
or demand for the inspection of the records of the Company, FPS will use its best efforts to notify the Company and to secure instructions as to permitting or refusing such inspection. FPS may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Company.

     FPS recognizes that the records it maintains for the Company are the property of the Company and will be surrendered to the Company upon written notice to FPS as outlined under Section 10(c) below. The Company is responsible for the payment in advance of any fees owed to FPS. FPS agrees to maintain the records and all other information of the Company in a confidential manner and will not use such information for any purpose other than the performance of FPS' duties under this Agreement.

     Section 10.  Duration and Termination.
     -----------  ------------------------
     (a) The initial term of this Agreement will commence on the date hereinabove first written (the "Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below, until February 28, 1999.

     (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed until February 28, 1999, except as noted, commencing on the Effective Date of this Agreement.

     (c) After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the "Notice Date") of a date on which this Agreement shall be terminated ("Termination Date"). The Termination Date shall be set on a day not less than one hundred eighty (180) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period". Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Company will pay to FPS such compensation as may be due as of the Termination Date and will likewise reimburse FPS for any out-of-pocket expenses and disbursements reasonably incurred or expected to by incurred by FPS up to and including the Termination Date.

     (d) In connection with the termination of this Agreement, if a successor to any of FPS' duties or responsibilities under this Agreement is designated by the Company by written notice to FPS, FPS will promptly, on the Termination Date and upon receipt by FPS of any payments owed to it as set forth in Section 10.(c) above, transfer to the successor, at the Company's expense, all records which belong to the Company and will provide appropriate, reasonable and professional cooperation in transferring such records to the named successor.

     (e) Should the Company desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, FPS shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that FPS will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Company is liquidated or its assets merged or purchased or the like with another entity, payment of fees to FPS shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at FPS until the expiration of the Notice Period and shall be calculated at the asset levels on the Notice Date.

     (f) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving gross negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

     Section 11.  Rights of Ownership.  All computer programs and procedures
     -----------  -------------------
developed to perform services required to be provided by FPS under this Agreement are the property of FPS. All records and other data except such computer programs and procedures are the exclusive property of the Company and all such other records and data will be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

     Section 12.  Amendments to Documents.  The Company will furnish FPS written
     -----------  -----------------------
copies of any amendments to, or changes in, the Company Instrument, By-Laws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Company agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Company which might have the effect of changing the procedures employed by FPS in providing the services agreed to hereunder or which amendment might affect the duties of FPS hereunder unless the Company first obtains FPS' approval of such amendments or changes.

     Section 13.  Confidentiality.  Both Parties hereto agree that any non-
     -----------  ---------------
public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. FPS agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

     Section 14.  Notices.  Except as otherwise provided in this Agreement, any
     -----------  -------
notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

     If to the Company:             If to FPS:
     ------------------             ----------
     The Stratton Funds, Inc.       FPS Services, Inc.
     610 W. Germantown Pike         3200 Horizon Drive
     Plymouth Meeting, PA 19462     King of Prussia, PA 19406-0903

     Attention: James W. Stratton   Attention: Kenneth J. Kempf
                Chairman                       President

     Section 15.  Amendment.  No provision of this Agreement may be amended or
     -----------  ---------
modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.

     Section 16.  Authorization.  The Parties represent and warrant to each
     -----------  --------------
other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

     Section 17.  Counterparts.  This Agreement may be executed in two or more
     -----------  ------------
counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

     Section 18.  Assignment.  This Agreement will extend to and be binding upon
     -----------  ----------
the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Company without the written consent of FPS or by FPS without the written consent of the Company which consent shall be authorized or approved by a resolution by its respective Boards of Directors.

     Section 19.  Governing Law.  This Agreement will be governed by the laws of
     -----------  -------------
the State of Pennsylvania and the exclusive venue of any action arising under this Agreement will be Montgomery County, Commonwealth of Pennsylvania.

     Section 20.  Severability.  If any part, term or provision of this
     -----------  ------------
Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

     In Witness Whereof, the Parties hereto have caused this Agreement consisting of twelve (12) typewritten pages, together with Schedules "A," "B" and "C" to be signed by their duly authorized officers as of the day and year first above written.

The Stratton Funds, Inc.                    FPS Services, Inc.
------------------------                    ------------------


By:______________________________           By:______________________________
   James W. Stratton, Chairman                 Kenneth J. Kempf, President

                                                                    Schedule "A"
                                                                    ============

                 Services to be provided by FPS Services, Inc.
                 ---------------------------------------------

FPS Services, Inc., (FPS) will (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute its responsibilities hereunder.

1. SERVICES RELATED TO ADMINISTRATIVE SERVICES
------------------------------------------------

I.  Regulatory Compliance
    ---------------------

    A.  Compliance - Federal Investment Company Act of 1940

        1. Review, report and renew
           a. investment advisory contracts
           b. fidelity bond
           c. underwriting contracts
           d. distribution (12b-1) plans
           e. administration contracts
           f. accounting contracts
           g. custody administration contracts
           h. transfer agent and shareholder services

      2.   Filings
           a. N-SAR (semi-annual report)
           b. N-1A (prospectus), post-effective amendments and supplements ("stickers")
           c. 24f-2 indefinite registration of shares
           d. filing fidelity bond under 17g-1
           e. filing shareholder reports under 30b2-1

      3. Annual up-dates of biographical information and questionnaires for Directors/Trustees and Officers

II. Corporate Business and Shareholder/Public Information

    A. Directors/Trustees/Management

       1.  Preparation of meetings
           a. agendas - all necessary items of compliance
           b. arrange and conduct meetings
           c. prepare minutes of meetings
           d. keep attendance records
           e. maintain corporate records/minute book

    B. Coordinate Proposals

      1.   Printers

      2.   Auditors

      3.   Literature fulfillment

      4.   Insurance

   C. Maintain Corporate Calendars and Files


   D. Release Corporate Information

          1.   To shareholders

          2.   To financial and general press

          3.   To industry publications
               a.   distributions (dividends and capital gains)
               b.   tax information
               c.   changes to prospectus
               d.   letters from management
               e.   funds' performance

          4.   Respond to:
               a.   financial press
               b.   miscellaneous shareholders inquiries
               c.   industry questionnaires

     E.   Communications to Shareholders

          1. Coordinate printing and distribution of annual, semi-annual reports, and prospectus

III. Financial and Management Reporting

     A.   Income and Expenses

          1. Monitoring of expense accruals, budgets, expense payments and expense caps

          2.   Approve and coordinate payment of expenses

          3. Establish Funds' operating expense checking account and perform monthly reconciliation of checking account

          4. Calculation of advisory fee, 12b-1 fee and reimbursements to fund, (if applicable)

          5. Authorize the recording and amortization of organizational costs and pre-paid expenses (supplied by advisor), for start-up funds and reorganizations

          6.   Calculation of average net assets

          7.   Expense ratios calculated

     B.   Distributions to Shareholders

          1. Calculations of dividends and capital gain distributions (in conjunction with the fund and their auditors)
               a.   compliance with income tax provisions
               b.   compliance with excise tax provisions
               c.   compliance with Investment Company Act of 1940

          2. Book/Tax identification and adjustments at required distribution periods (in conjunction with the funds' auditors)

     C.   Financial Reporting

          1. Liaison between fund management, independent auditors and printers for semi-annual and annual shareholder reports

          2.   Preparation of semi-annual and annual reports to shareholders

          3.   Preparation of semi-annual and annual NSAR's (Financial Data)

          4. Preparation of Financial Statements for required SEC Post Effective filings (if applicable)

          5. Preparation of required performance graph (annually) (based on advisor supplied indices)

     D.   Subchapter M Compliance (monthly)

          1.   Asset diversification and gross income tests

     E.   Other Financial Analyses

          1. Upon request from fund management, other budgeting and analyses can be constructed to meet the fund's specific needs (additional fees may apply)

          2.   Sales information, portfolio turnover (monthly)

          3. Work closely with independent auditors on tax reporting schedules we prepare on return of capital presentation, excise tax calculation

          4.   Performance (total return) calculation (monthly)

          5. 1099 Miscellaneous - prepared and filed for Directors/Trustees (annual)

          6. Analysis of interest derived from various Government obligations (annual) (if interest income was distributed in a calendar year)

          7.   Analysis of interest derived, by state, for Municipal Bond Funds

          8.   Review and characterize 1099-Dividend Forms

          9. Prepare and coordinate with printer the printing and mailing of 1099-Dividend Insert Cards

     F.   Review and Monitoring Functions (monthly)

          1. Review expense and reclassification entries to ensure proper update

          2. Perform various reviews to ensure accuracy of Accounting (the monthly expense analysis) and Custody (review of daily bank statements to ensure accurate expense money movement for expense payments)

          3.   Review accruals, budgets and expenditures (where applicable)

     G. Preparation and distribution of monthly operational reports to management by 10th business day

          1.   Management Statistics (Recap)
               a.   portfolio summary
               b.   book gains/losses/per share
               c.   net income, book income/per share
               d.   capital stock activity
               e.   distributions

          2.   Performance Analysis (faxed to Fund 1/st/ workday of month)
               a.   total return
               b.   monthly, quarterly, year to date, average annual

          3.   Expense Analysis
               a.   schedule
               b.   summary of due to/from advisor
               c.   expenses paid

               d.   expense cap
               e.   accrual monitoring
               f.   advisory fee

          4.   Portfolio Turnover
               a.   market value
               b.   cost of purchases
               c.   net proceeds of sales
               d.   average market value

          5.   Asset Diversification and Gross Income Tests
               a.   gross assets
               b.   non-qualifying assets
               c.   gross income test

          6.   Activity Summary
               a.   shares sold, redeemed and reinvested
               b.   change in investment

     H.   Provide rating agencies statistical data as requested
          (monthly/quarterly)

     I.   Standard schedules for Board Package (Quarterly)

          1.   Activity Summary (III-G-7 from above)

          2.   Expense analysis

          3.   Other schedules can be provided (additional fees may apply)

IV.  Blue Sky Administration

     A.   Sales Data

          1. Receive daily sales figures through SUNGARD interface with Price Waterhouse Blue 2 System.

          2. Receive daily sales figures broken down by state from Charles Schwab or other mutual fund marketplaces (if applicable).

          3. Produce daily warning report for sales in excess of pre-determined percentage.

          4.   Analysis of all sales data to determine trends within any state.

     B.   Filings

          1.   Produce and mail the following required filings:
               a. Initial Filings - produce all required forms including notification of SEC Effectiveness.
               b. Renewals - produce all renewal documents and mail to states, includes follow-up to ensure all is in order to continue selling in states.
               c. Sales Reports - produce all relevant sales reports for the states and complete necessary documents to properly file sales reports with states.
               d. Prospectus Filings - file all copies of Definitive SAI & Prospectuses with the states which require notification.
               e. Post-Effective Amendment Filing - file all Post-Effective Amendments with the states which require notification, as well as, any other required documents.

          2. On demand additional states - complete filing for any states that you would like to add. This includes all of the items in 1(a).

          3. Amendments to current permits - file in a timely manner any amendment to registered share amounts.

          4. Update and file hard copy of all data pertaining to individual permits.

     C. Consulting and Analysis - We will supply you with the most current fee structure for each state and help you decide what course of action to take in each state to minimize the amount of money spent on Blue Sky Registration.

2.   SERVICES RELATED TO SHAREHOLDERS AND SHARE TRANSACTIONS
------------------------------------------------------------

A.   Shareholder File

     1. Establish new accounts and enter demographic data into shareholder base. Includes in-house processing and National Securities Clearing Corporation (NSCC) -Fund/SERV and/or Networking transmissions.

     2. Create Customer Information File (CIF) to link accounts within the Fund and across funds within the Fund Group. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

     3. 100% quality control of new account information including verification of initial investment.

     4. Maintain account and customer file records based on shareholder request and routine quality review.

     5. Maintain tax ID certification and Non Resident Agent (NRA) records for each account, including backup withholding.

     6.   Provide written confirmation of address changes.

     7. Produce shareholder statements for daily activity, dividends, on-request, interested party and periodic mailings.

     8. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

     9. Image all applications, account documents, data changes, correspondence, monetary transactions and other pertinent shareholder documents.

B.   Shareholder Services

     1. Provide quality service through a staff of highly trained NASD licensed customer service personnel, including phone, research and correspondence representatives.

     2. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges, systematic withdrawals, pre-authorized drafts, Fund/SERV and wire order trades, problem solving and process telephone transactions.

     3. Silent monitoring of telephone representative calls by the phone supervisor during live conversations to ensure exceptional customer service.

     4. Record and maintain tape recordings of all shareholder calls for a six month period.

     5. Phone Supervisor produces daily management reports of shareholder calls which include tracking volume, call length, average wait time and abandoned call rates to ensure quality service.

     6. Phone representatives are thoroughly trained through in-house training programs on the techniques of providing Exceptional Customer Service.

     7. Customer inquiries received by letter or telephone are researched by a correspondence team. These inquires include such items as account/customer file information, complete historical account information, stop payments on checks, transaction details and lost certificates.

     8. Provide written correspondence in response to shareholder inquiries and request through the CORRO Letter Writer system. Whenever possible, unclear shareholder instructional letters are handled by a phone call to the shareholder from our phone representatives to avoid delay in processing of the request.

C.   Investment Processing

     1.   Initial investment (checks or Fed wires)

     2.   Subsequent investments processed through lock box

     3.   Pre-authorized investments (PAD) through ACH system

     4.   Government allotments through ACH system

     5.   Wire order and NSCC - Fund/SERV trades

     6.   Prepare and process daily bank deposit of shareholder investments

D.   Redemption Processing

     1.   Process mail redemption requests

     2.   Process telephone redemption transactions

     3. Establish Systematic Withdrawal file and process automated transactions on monthly basis

     4.   Provide wire order and NSCC - Fund/SERV trade processing

     5. Distribute redemption proceeds to shareholder by check, wire or ACH processing

E.   Exchange & Transfer Processing

     1.   Process legal transfers

     2.   Process ACATS transfers

     3.   Issue and cancel certificates

     4. Replace certificates through surety bonds (separate charge to shareholder)

     5.   Process exchange transactions (letter and/or telephone requests)

F.   Retirement Plan Services

     1. Fund sponsored IRAs offered using Semper Trust Company as custodian. Services include:
          a.   Contribution processing
          b.   Distribution processing
          c.   Apply rollover transactions
          d.   Process Transfer of Assets
          e.   Letters of Acceptance to prior custodians
          f.   Notify IRA holders of 70  1/2 requirements
          g.   Calculate Required Minimum Distributions (RMD)
          h.   Maintain beneficiary information file
          i.   Solicit birth date information

     2. Fund sponsored SEP-IRA plans offered using Semper Trust Company as custodian. Services include those listed under IRAs and:
          a.   Identification of employer contributions

     3.   Fund sponsored Qualified plans offered:
          a.   Plan document available
          b.   Omnibus/master account processing only
          c.   Produce annual statements
          d.   Process contributions
          e.   Process distributions
          f.   Process rollover and Transfer of Assets transactions

G.   Settlement & Control

     1. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to the Fund's Accounting Agent.

     2. Preparation of daily cash movement sheets to be passed to the Fund's Accounting Agent and Custodian Bank for use in determining the Fund's daily cash availability.

     3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

     4. Resolve any outstanding share or cash issues that are not cleared by trade date + 2.

     5. Process shareholder adjustments to also include the proper notification of any booking entries needed, as well as any necessary cash movement.

     6. Settlement and review of the Fund's declared dividends and capital gains will include the following:
          a.   Review of record date report for accuracy of shares
          b.   Prepare dividend settlement report after dividend is posted
          c. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly
          d.   Distribute copies to the Fund's Accounting Agent
          e.   Prepare the checks prior to being mailed
          f.   Send any dividends via wire, if requested
          g. Prepare cash movement sheets for the cash portion of the dividend payout on payable date

     7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

     8. Maintain inventory control for stock certificates and dividend check form.

     9. Aggregate tax filings for all FPS clients. Monthly deposits are made to the IRS for all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

     10.  Timely settlement and cash movement for all NSCC - Fund/SERV activity.

H.   Year-End Processing

     1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid tax IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

     2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

     3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

     4. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

     5. Coordinate year-end activity with client. Activities include producing year-end statements, scheduling record dates for year-end dividends and capital gains, production of combined statements and printing of inserts to be mailed with tax forms.

     6. Distribute Dividend Letter to funds for them to sign off on all distributions paid year-to-date. Dates and rates must be authorized so that they can be used for reporting to the IRS.

     7. Coordinate the ordering of forms and envelopes from vendors in preparation of tax reporting. Compare forms with IRS requirements to ensure accuracy. Upon receipt of forms and envelopes, allocate space for storage.

     8. Prepare form flashes for the microfiche vendor. Test and oversee the production of fiche for year-end statements and tax forms.

     9. Match and settle tax reporting totals to fund records and on-line data from INVESTAR.

     10. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year-end valuations. Quality assure forms before mailing to shareholders.

     11. Monitor IRS deadlines and special events such as crossover dividends and prior year IRA contributions.

     12. Prepare magnetic tapes and appropriate forms for the filing of all reportable activity to the IRS.

I.   Client Services

     1. An Account Manager is assigned to each relationship and is the liaison between the Fund and the Transfer Agency staff. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up and constant fund interaction on daily operational issues.

          Specifically:
          a. Scheduling of dividends, proxies, report mailings and special mailings
          b. Coordinating with the Fund the shipment of materials for scheduled mailings
          c. Acting as liaison between the Fund and support services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes, etc.
          d. Handling all notification to the client regarding proxy tabulation through the meeting - coordinate scheduling of materials, including voted cards, tabulation letters and shareholder list to be available for the meeting
          e. Ordering special reports, tapes and/or discs for special systems requests received
          f. Implementing new operational procedures, i.e., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions, etc.
          g. Coordinating with systems, services and operations, special events, i.e., mergers, new fund start ups, small account liquidations, combined statements, household mailings, additional mail files
          h.   Preparing standard operating procedures and review prospectuses -
               coordinate implementation of suggested changes with the Fund
          i.   Acting as liaison between the Fund and the Transfer Agency staff regarding all service and operational issues

     2.   Blue Sky Processing
          a. Maintain file with additions, deletions, changes and updates at the Fund's direction

J.   Other Related Services (not included in this Agreement)

     1. Systematic linkage of shareholder accounts with exact matches on SSN and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.

     2. Production of household mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

     3. Produce shareholder lists, labels and ad hoc reports to Fund management as requested.

                                 DAILY REPORTS
                                 -------------

          REPORT NUMBER            REPORT DESCRIPTION
          -------------            ------------------

               --                  Daily Activity Register
               024                 Tax Reporting Proof
               051                 Cash Receipts and Disbursement Proof
               053                 Daily Share Proof
               091                 Daily Gain/Loss Report
               104                 Maintenance Register
               044                 Transfer/Certificate Register
               056                 Blue Sky Warning Report

                                MONTHLY REPORTS
                                ---------------

     REPORT DESCRIPTION
     ------------------

     Blue Sky
     Certificate Listing
     State Sales and Redemption
     Monthly Statistical Report
     Account Demographic Analysis
     MTD Sales - Demographics by Account Group
     Account Analysis by Type

3.   SERVICES RELATED TO PORTFOLIO VALUATION AND MUTUAL FUND ACCOUNTING
-----------------------------------------------------------------------

All financial data provided to, processed and reported by FPS under this Agreement shall be in United States dollars. FPS' obligation to convert, equate or deal in foreign currencies or values extends only to the accurate transposition of information received from the various pricing and information services.

A. Daily Accounting Services

1.   Calculate Net Asset Value ("NAV") Per Share:

     . Update the daily market value of securities held by the Fund using FPS's standard agents for pricing U.S. equity and bond securities. The U.S. equity pricing services are Reuters, Inc., Muller Data Corporation, J.J. Kenny Co., Inc. and Interactive Data Corporation
          (IDC). Muller Data, Dow Jones Markets (formerly Telerate Systems, Inc.), J.J. Kenny Co., Inc., Municipal Market Data and IDC are also used for bond and money market prices/yields. Bloomberg is available and used for price research.
     . Enter limited number of manual prices supplied by The Stratton Funds, Inc. and/or broker.
     . Prepare NAV proof sheet. Review components of change in NAV for reasonableness.
     . Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by The Stratton Funds, Inc. Verify U.S.
          dollar security prices exceeding variance levels by notifying The Stratton Funds, Inc. and pricing sources of noted variances.
     . Review for ex-dividend items indicated by pricing sources; trace to Fund's general ledger for agreement.
     . Communicate pricing information (NAV) to The Stratton Funds, Inc., Fund's transfer agent ("Transfer Agent") and electronically to NASDAQ.

2. Determine and Report Cash Availability to The Stratton Funds, Inc. by approximately 9:30 a.m. Eastern Time:
     . Receive daily cash and transaction statements from the agent responsible for the safekeeping of the Fund's assets (the "Custodian") by 8:30 a.m. Eastern time.
     . Receive previous day shareholder activity reports from the Transfer Agent by 8:30 a.m. Eastern time.
     . Fax hard copy Cash Availability calculations with all details to The Stratton Funds, Inc.
     .    Supply The Stratton Funds, Inc. with 3-day cash projection report.
     . Prepare daily bank cash reconciliations. Notify the Custodian and The Stratton Funds, Inc. of any reconciling items.

3.   Reconcile and Record All Daily Expense Accruals:
     . Accrue expenses based on budget supplied by The Stratton Funds, Inc. either as percentage of net assets or specific dollar amounts.
     . If applicable, monitor expense limitations established by The Stratton Funds, Inc.
     .    If applicable, accrue daily amortization of organizational expense.
     .    If applicable, complete daily accrual of 12b-1 expenses.

4.   Verify and Record All Daily Income Accruals for Debt Issues:
     . Review and verify all system generated Interest and Amortization reports.
     . Establish unique security codes for bond issues to permit segregated trial balance income reporting.

5. Monitor Securities Held for Cash Dividends, corporate actions and capital changes such as splits, mergers, spinoffs, etc. and process appropriately.
     . Monitor electronically received information from Muller Data Corporation for all domestic securities.
     .    Review current daily security trades for dividend activity.
     . Monitor collection and postings of corporate actions, dividends and interest.

6. Enter All Security Trades on Investment Accounting System (IAS) based on written instructions from the Fund's Advisor.
     .    Review system verification of trade and interest calculations.
     .    Verify settlement through statements supplied by the Custodian.
     .    Maintain security ledger transaction reporting.
     .    Maintain tax lot holdings.
     .    Determine realized gains or losses on security trades.
     .    Provide broker commission reporting.


7.   Enter All Fund Share Transactions on IAS:
     .    Process activity identified on reports supplied by the Transfer Agent.
     .    Verify settlement through statements supplied by the Custodian.
     .    Reconcile to FPS's Transfer Agent report balances.

8. Prepare and Reconcile/Prove Accuracy of the Daily Trial Balance (listing all asset, liability, equity, income and expense accounts).
     .    Post manual entries to the general ledger.
     .    Post Custodian activity.
     .    Post security transactions.
     . Post and verify system generated activity, i.e. income and expense accruals.
     .    Prepare general ledger net cash proof used in NAV calculation.

9.   Review and Reconcile with Custodian Statements:
     . Verify all posted interest, dividends, expenses and shareholder and security payments/receipts, etc. (Discrepancies will be reported to the Custodian).
     .    Post all cash settlement activity to the trial balance.
     .    Reconcile to ending cash balance accounts.
     .    Clear IAS subsidiary reports with settled amounts.
     . Track status of past due items and failed trades as reported by the Custodian.

10.  Submission of Daily Accounting Reports to The Stratton Funds, Inc.:
     (Additional reports readily available)
     .    Trial Balance.
     . Portfolio Valuation (listing inclusive of holdings, costs, market values, unrealized appreciation/depreciation and percentage of portfolio comprised of each security).
     .    NAV Calculation Report.
     .    Cash Availability
     .    3-Day Cash Projection Report.

B.   Monthly Accounting Services

1. Full Financial Statement Preparation (automated Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to The Stratton Funds, Inc. by 10th business day.

2.   Submission of Monthly Automated IAS Reports to The Stratton Funds, Inc.:
     .  Security Purchase/Sales Journal.
     .  Interest and Maturity Report.
     .  Brokers Ledger (Commission Report).
     .  Security Ledger Transaction Report with Realized Gains/Losses.
     .  Security Ledger Tax Lot Holdings Report.
     .  Additional reports available upon request.

3.   Reconcile Accounting Asset Listing to Custodian Asset Listing:
     . Report any security balance discrepancies to the Custodian/The Stratton Funds, Inc.

4. Provide Monthly Analysis and Reconciliation of Additional Trial Balance Accounts, such as:
     .  Security cost and realized gains/losses.
     .  Interest/dividend receivable and income.
     .  Payable/receivable for securities purchased and sold.
     .  Payable/receivable for fund shares; issued and redeemed.
     .  Expense payments and accruals analysis.

5. If Appropriate, Prepare and Submit to The Stratton Funds, Inc. (additional fees may apply):
     .  Income by state reporting
     .  Standard Industry Code Valuation Report.
     .  Alternative Minimum Tax Income segregation schedule
     . SEC yield reporting (non-money market funds with domestic and ADR securities only).

C. Annual (and Semi-Annual) Accounting Services

1. Annually assist and supply Fund's auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

2.   Provide N-SAR Reporting (Accounting Questions) on a Semi-Annual Basis:

     If applicable, answer the following items: 2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43, 53, 55, 62, 63, 64B, 71, 72, 73, 74, 75 and 76

D. Accounts and Records

     On each day the NYSE is open for regular trading and subject to the proper receipt (via Oral or Written Instructions) by FPS of all information required to fulfill its duties under this Agreement, FPS will maintain and keep current the following Accounts and Records and any other records required to be kept pursuant to Rule 31a-1 of the Act relating to the business of the Series in such form as may be mutually agreed upon between the Trust and FPS:
        (1)  Net Asset Value Calculation Reports;
        (2)  Cash Receipts Report;
        (3)  Cash Disbursements Report;
        (4)  Dividends Paid and Payable Schedule;
        (5)  Purchase and Sales Journals - Portfolio Securities;
        (6)  Subscription and Redemption Reports;
        (7)  Security Ledgers - Transaction Report and Tax Lot Holdings Report;
        (8)  Broker Ledger - Commission Report;
        (9)  Daily Expense Accruals;
        (10) Daily Interest Accruals;
        (11) Daily Trial Balance;
        (12) Portfolio Interest Receivable and Income Reports;
        (13) Portfolio Dividend Receivable and Income Reports;
        (14) Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security; and
        (15) Average Daily Net assets provided on monthly basis.

E. Protocol concerning accuracy of Pricing Portfolio Securities

     FPS shall perform the ministerial calculations necessary to calculate the net asset value each day that the New York Stock Exchange is open for business, in accordance with; (i) the current Prospectus and Statement of Additional Information for each Series, and (ii) procedures with respect thereto approved by the Board of Trustees of the Trust and supplied in writing to FPS. Portfolio items for which market quotations are available by FPS' use of an automated financial information service (the "Service") shall be based on the closing prices of such Service except where a Series or the Advisor has given or caused to be given specific Written or Oral Instructions to utilize a different value subject to the appropriate provisions in each Series' Prospectus and Statement of Additional Information then in effect. All of the portfolio securities shall be given such values as the applicable Series or the Advisor provides by Written or Oral Instructions including all restricted securities and other securities requiring valuation not readily ascertainable solely by such Service subject to the appropriate provisions in the Series' Prospectus and Statement of Additional Information then in effect.

     FPS will have no responsibility or liability for (i) the accuracy of prices quoted by such Service; (ii) the accuracy of the information supplied by the a Series; or (iii) any loss, liability, damage, or cost arising out of any inaccuracy of such data. FPS will have no responsibility or duty to include information or valuations to be provided by a Series in any computation unless and until it is timely supplied to FPS in usable form. FPS will record corporate action information as received from the Custodians, the Service or a Series. FPS will not have any duty to gather or record corporate action information not supplied by these sources.

     FPS will assume no liability for price changes caused by the Advisor or any subadvisor, Custodian, suppliers of security prices, corporate action and dividend information, or any party other than FPS itself.

F. Protocol regarding Receipt of Instructions

     For all purposes under this Agreement, FPS is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust on behalf of a Series or its agents on behalf of the Trust. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record will be delivered, and in cases where FPS receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Trust will cause the broker/dealer to send a written confirmation to the Custodian. FPS will be entitled to rely on the first Oral or Written Instruction received and any act or omission undertaken in compliance therewith will be free of liability and fully indemnified and held harmless by the applicable Series, provided, however, that in the event a Written or Oral Instruction received by FPS is countermanded by a subsequent Written or Oral Instruction received by FPS prior to acting upon such countermanded Instruction, FPS will act upon such subsequent Written or Oral Instruction. The sole obligation of FPS with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form will be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the applicable Series. The Series will be responsible, at the Series' expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires FPS to act, the Trust will give FPS specific Written Instruction as to the action required.

G. Accounting Services Basic Assumptions for the Funds

     The Accounting Fees as set forth in Schedule "B" are based on the following assumptions. To the extent these assumptions are inaccurate or requirements change, fee revisions may be necessary.

1. The Funds portfolio asset composition will be domestic equity, debt and money market issues. Trading activity is expected to be moderate, with an annual turnover rate not to exceed 100%.

2. Each Fund has a tax year-end which coincides with its fiscal year-end. No additional accounting requirements are necessary to identify or maintain book-tax differences. FPS does not provide security tax accounting which differs from its book accounting under this fee schedule.

3. Each Fund agrees to the use of FPS' standard current pricing services for domestic equity, debt and ADR securities.

     It is assumed that FPS will work closely with each Fund to ensure the accuracy of the Funds' NAV and to obtain the most satisfactory pricing sources and specific methodologies. Each Fund will establish security variance procedures to minimize NAV miscalculations.

4. To the extent a Fund requires a limited number of daily security prices from specific brokers (as opposed to pricing information received electronically), these manual prices will be obtained by the Funds' Advisor and faxed to FPS by 4:00 p.m. Eastern time for inclusion in the NAV calculations. The Advisor will supply FPS with the appropriate pricing contacts for these manual quotes.

5. FPS will supply weekly Portfolio Valuation Reports to each Funds' Advisor identifying current security positions, original/amortized cost, security market values and changes in unrealized appreciation/depreciation. It will be the responsibility of the Advisor to review these reports and to promptly notify FPS of any possible problems, trade discrepancies, incorrect security prices or corporate action/capital change information that could result in a misstated NAV.

6. Each Fund does not currently expect to invest in Open-end Regulated Investment Company's (RIC's), Swaps, Futures, Hedges, Derivatives or foreign (non-U.S. dollar denominated) securities and currency. To the extent these investment strategies should change, additional fees may apply after the appropriate procedural discussions have taken place between FPS and Fund management. (Two weeks advance notice is required should the Funds commence trading in these investments.)

7. Each Fund will supply FPS with income information such as accrual methods, interest payment frequency details, coupon payment dates, floating rate reset dates, and complete security descriptions with issue types and cusip/Sedol numbers for all debt issues. The Funds' Advisor shall supply the yield to maturity, related cash flow schedules and principal repayment factors for any mortgage/asset-backed securities held in the Fund not available on Bloomberg.

     Any income accrual adjustments (to the extent necessary) based upon initial estimates will be completed by FPS when actual principal/income payments are collected by the Custodian and reported to FPS.

8. FPS will use the ICI/NAREIT Tracking System along with Bloomberg to obtain receipt of complete and accurate information on REITs for entry into the FPS Investment Accounting System (IAS). The Advisor will also supply/support FPS in timely receipt of dividend information and return of capital characterization for the REITs held in each Fund, if not available from the ICI or Bloomberg systems.

     To the extent applicable, FPS will maintain on a daily basis U.S. dollar-denominated qualified covered call options and index options reporting on the daily Trial Balance and value the respective options and underlying positions. This Agreement does not provide for tax classifications if they are required.

9. Each Fund is responsible for the establishment and monitoring of any segregated accounts pertaining to any line of credit for temporary administrative purposes, and/or leveraging/hedging the portfolio. FPS will reflect appropriate trial balance account entries for interest expense accrual charges on the daily trial balance adjusting as necessary at month-end.

10. If a Fund commences participation in security lending or short sales within its portfolio securities, additional fees apply as identified in the Fee Schedule. Should a Fund require these additional services, procedural discussions must take place between FPS and the Funds' Advisor to clarify responsibilities. (Two weeks advance notice to FPS is required should a Fund desire to participate in the above.)

11. The following specific deadlines will be met and complete information will be supplied by each Fund in order to minimize any settlement problems, NAV miscalculations or income accrual adjustments.

     Each Fund will direct its Advisor to provide Trade Authorization Forms to FPS with the appropriate officer's signature on all security trades placed by the Fund no later than 12:30 p.m. Eastern time on settlement/value date for short term money market securities issues (assuming that trade date equals settlement date); and by 11:00 a.m. Eastern time on trade date plus one for non-money market securities. Receipt by FPS of trade information within these identified deadlines may be made via telex, fax or on-line system access. The Advisor will supply FPS with the trade details in accordance with the above stated deadlines.

     The Advisor will provide all information required by FPS, including cusip/Sedol numbers and/or ticker symbols for all trades on the Trade Authorization, telex or on-line support. FPS will not be responsible for NAV changes or distribution rate adjustments that result from incomplete trade information.

12. To the extent a Fund utilizes purchases in-kind (U.S. dollar denominated securities only) as a method for shareholder subscriptions, FPS will provide the Fund with procedures to properly handle and process such transactions. Should a Fund prefer procedures other than those provided by FPS, additional fees may apply. Discussions shall take place at least two weeks in advance between FPS and the Fund to clarify the appropriate in-kind operational procedures to be followed.

13. The Parties will establish mutually agreed upon amortization procedures and accretion requirements for debt issues held by the Fund prior to commencement of operations/conversion. Adjustments for financial statements regarding any issues with original issue discount (OID) are not included under this Agreement. Each Fund will direct its independent auditors to complete the necessary OID adjustments for financial statements and/or tax reporting.

14. The Accounting fees assume FPS will provide Custody Administration and/or Transfer Agency Services.

4. SERVICES RELATED TO CUSTODY ADMINISTRATION
---------------------------------------------

 .    Assign a Custody Administrator to accept, control and process The Stratton
     Funds, Inc.'s daily portfolio transactions through direct computer link with the Custodian.

 .    Match and review DTC eligible ID's and trade information with The Stratton
     Funds, Inc.'s instructions for accuracy and coordinating with the Custodian and The Stratton Funds, Inc.'s Accounting agent for recording and affirmation processing with the depository.

 .    Systematically settle all depository eligible issues. Transactions requiring physical delivery will be settled through the Custodian's New York office.

 .    Assist The Stratton Funds, Inc. in placing cash management trades through
     Custodian, such as commercial paper, CD's and repurchase agreements.

 .    Provide The Stratton Funds, Inc.'s Fund Accounting agent and Investment
     Advisor with daily custodian statements reflecting all prior day cash activity on behalf of each portfolio by 8:30 a.m. Eastern time. Complete descriptions of any posting, inclusive of Sedol/cusip numbers, interest/dividend payment date, capital stock details, expense authorizations, beginning/ending cash balances, etc., will be provided by the Custodian's reports or system.

 .    Provide monthly activity statements combining both cash changes and security trades, and a full portfolio listing.

 .    Communicate to The Stratton Funds, Inc. and The Stratton Funds, Inc.'s Fund
     Accounting agent on any corporate actions, capital changes and interest rate changes supported by appropriate supplemental reports received from the Custodian. Follow-up will be made with the Custodian to ensure all necessary actions and/or paperwork is completed.

 .    Work with Fund Accounting and the Custodian on monthly asset reconciliations.

 .    Coordinate and resolve unsettled dividends, interest, paydowns and capital changes. Assist in resolution of failed transactions and any settlement problems.

 .    Arrange for securities lending, lines of credit and/or letters of credit through the Custodian.

 .    Provide automated mortgage-backed processing through the Custodian.

 .    Provide broker interface ensuring trade settlement with fail trade follow-
     up.

 .    Provide The Stratton Funds, Inc.'s auditors with trade documentation to help expedite the fund's audit.

                                                                    SCHEDULE "B"
                                                                    ============

                                 Fee Schedule
                                      For
                           The Stratton Funds, Inc.

(Except as noted below, fees are quoted from effective date through February 28,
                                     1999)

I.   Fees Related to Fund Administration (1/12th payable monthly)

     Stratton Small-Cap Yield Fund - $30,000 per year
     Stratton Special Value Fund - $10,000 per year

II.  Fees Related to Shareholder Servicing (1/12th payable monthly)

     A.  $13.00 per account per year per portfolio
         $1.00 per account redemption fee

     B.  IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:
         Annual Maintenance Fee - $12.00 per account per year
         (Normally charged to participants)

     C.  FUND/SERV Processing  (If Applicable)
         $50.00 Per month/per fund monthly maintenance fee

     D.  Networking Processing (If Applicable)
         $75.00 Per month/per fund monthly maintenance fee

III. Fees Related to Fund Accounting and Portfolio Valuation

     A. Annual Fee Schedule for Stratton Small-Cap Yield Fund: U.S. Dollar Denominated Securities only (1/12th payable monthly)

         $20,000 Annual Fee (which fee will be for a term of 5 months from the Effective Date, and thereafter will be subject to renegotiation).

     B. Annual Fee Schedule for Stratton Special Value Fund effective January 1, 1998:
         U.S. Dollar Denominated Securities only (1/12th payable monthly)

         $25,000          Minimum to    $  20 Million of Average Net Assets
         .0003  On Next   $  30 Million of Average Net Assets
         .0002  On Next   $  50 Million of Average Net Assets
         .0001  Over      $100 Million of Average Net Assets

     C. Annual Fee Schedule for Stratton Special Value Fund Upon Commencement of Short Sales per Complex Domestic Portfolio: (1/12th payable monthly)

         $30,000          Minimum to    $  20 Million of Average Net Assets
         .0003  On Next   $  30 Million of Average Net Assets
         .0002  On Next   $  50 Million of Average Net Assets
         .0001  Over      $100 Million of Average Net Assets

     D.  Pricing Services Quotation Fee
         Specific costs will be identified based upon options selected by the client and will be billed monthly.

         FPS does not currently pass along charges for U.S. equity prices supplied by Muller Data. Should the Fund invest in security types other than domestic equities supplied by Muller, the following fees would apply.

======================================================================================================
                                                    MULLER DATA   INTERACTIVE DATA   J.J. KENNY CO.,
  SECURITY TYPES                                      CORP.*           CORP.*             INC.*
------------------------------------------------------------------------------------------------------
  Government Bonds                                        $ .50              $ .50    $  .25 (a)
------------------------------------------------------------------------------------------------------
  Mortgage-Backed (evaluated, seasoned, closing)            .50                .50       .25 (a)
------------------------------------------------------------------------------------------------------
  Corporate Bonds (short and long term)                     .50                .50       .25 (a)
------------------------------------------------------------------------------------------------------
  U.S. Municipal Bonds (short and long term)                .55                .80       .50 (b)
------------------------------------------------------------------------------------------------------
  CMO's/ARM's/ABS                                          1.00                .80      1.00 (a)
------------------------------------------------------------------------------------------------------
  Convertible Bonds                                         .50                .50      1.00 (a)
------------------------------------------------------------------------------------------------------
  High Yield Bonds                                          .50                .50      1.00 (a)
------------------------------------------------------------------------------------------------------
  Mortgage-Backed Factors (per Issue per Month)            1.00                n/a          n/a
------------------------------------------------------------------------------------------------------
  U.S. EQUITIES                                             (D)                .15          n/a
------------------------------------------------------------------------------------------------------
  U.S. Options                                              n/a                .15          n/a
------------------------------------------------------------------------------------------------------
  Domestic Dividends & Capital Changes
  (per Issue per Month)                                     (d)               3.50          n/a
------------------------------------------------------------------------------------------------------
  Foreign Securities                                        .50                .50          n/a
------------------------------------------------------------------------------------------------------
  Foreign Securities Dividends & Capital Changes
  (per Issue per Month)                                    2.00               4.00          n/a
------------------------------------------------------------------------------------------------------
  Set-up Fees                                               n/a                n/a (e)   .25 (c)
------------------------------------------------------------------------------------------------------
  All Added Items                                           n/a                n/a       .25 (c)
======================================================================================================

     * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.

          (a)  $35.00 per day minimum
          (b)  $25.00 per day minimum
          (c)  $ 1.00, if no cusip
          (D)  AT NO ADDITIONAL COST TO FPS CLIENTS
          (e) Interactive Data also charges monthly transmission costs and disk storage charges.

     A)   FUTURES AND CURRENCY FORWARD CONTRACTS         $2.00 per Issue per Day

     B) DOW JONES MARKETS (FORMERLY TELERATE SYSTEMS, INC.)* (if applicable) *Based on current vendor costs, subject to change.

          Specific costs will be identified based upon options selected by the client and will be billed monthly.

     C)   REUTERS, INC.*
               *Based on current vendor costs, subject to change.

          FPS does not currently pass along charges for domestic security prices supplied by Reuters, Inc.

     D)   MUNICIPAL MARKET DATA*  (if applicable)
               *Based on current vendor costs, subject to change.

          Specific costs will be identified based upon options selected by the client and will be billed monthly.

E.   SEC Yield Calculation: (if applicable)
     Provide up to 12 reports per year to reflect the yield calculations for non-money market Funds required by the SEC, $1,000 per year per Fund. For multiple class Funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Fund (US dollar denominated securities only).

IV.  Fees Related to Custody Administration of Fund Assets Using Bank of New
     York

     A. Domestic Securities and ADRS Per Portfolio : (1/12th payable monthly) U.S. Dollar Denominated Securities only

          .00065    On First       $ 10 Million of Average Net Assets
          .00035    On the Next         $ 20 Million of Average Net Assets
          .00025    On the Next         $ 20 Million of Average Net Assets
          .000175   On the Next         $ 50 Million of Average Net Assets
          .00015    Over                $100 Million of Average Net Assets

     B.   Custody Domestic Securities Transactions Charge: (billed monthly)
          Book Entry DTC, Federal Book Entry      $14.00
          Physical Securities                               $24.50

          A transaction includes buys, sells, maturities or free security movements.

     C. When Issued, Securities Lending, Index Futures, etc.: Should any investment vehicle require a separate segregated custody account, a fee of $125 per account per month will apply. THIS FEE IS WAIVED FOR BOTH FUNDS.

     D.   Custody Miscellaneous Fees
          Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

V.   Out-of-Pocket Expenses

The Funds will reimburse FPS Services, Inc. monthly for all reasonable out-of-pocket expenses, including telephone, postage, EDGAR filings, Fund/SERV and Networking expenses, shareholder statements, incoming wire charges, telecommunications, special reports, record retention, special transportation costs, copying and sending materials to auditors and/or regulatory agencies as incurred and approved.

VI.  Additional Services

To the extent the Funds commence using investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign (non-U.S.D.) securities and currency, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. To the extent that the Funds should decide to issue multiple/separate classes of shares, additional fees will apply. Any additional/enhanced services, programming requests, or reports will be quoted upon request.

                                                                    SCHEDULE "C"
                                                                    ============


                           Identification of Account
                           -------------------------


Below are listed the separate accounts of The Stratton Funds, Inc. to which services under this Agreement are to be performed as of the Execution Date of this Agreement.


                         Stratton Small-Cap Yield Fund
                          Stratton Special Value Fund


This Schedule "C" may be amended from time to time by agreement of the Parties.